CONSULTING AGREEMENT

As of July 13, 2000, I have been engaged as a consultant with Electronic Identification, Inc. (the "Company"). In that role I have advised and will continue to advise the Company concerning bona-fide business matters as generally described below. I will receive, as part of my compensation for these services, common stock of the Company in an amount to be determined.

I certify that I have not, and do not intend to, consult with or advise the Company, as part of this Agreement, in connection with the offer or sale of its securities in a capital-raising transaction, and have not and will not directly or indirectly promote or maintain a market for the Company's securities. I enter into this agreement as a natural person on my own behalf, not on behalf of any corporation, partnership, or other entity.

Signed this  13th day of July, 2000,




/s/ Mark Theron                         /s/ Terry Kirby
          Signature                     Terry Kirby, President
                                        On Behalf of Electronic
Identification, Inc.

          Mark Theron
          Print Name

General Services to be provided:

   Consulting

   Strategic partnering: I will be working to form "Teaming" networks with Smart ID Card Firms in South Africa, which will enable the Company to combine its technology with the partners for solutions in the Middle East and Africa.